FOR IMMEDIATE RELEASE

Sontra Medical Reports Fourth Quarter and Fiscal Year 2005 Results and Business Update

Franklin, MA - March 16, 2006 -- Sontra Medical Corporation (NASDAQ: SONT) announced today financial results for the fourth quarter and fiscal year ended December 31, 2005. For the three months ended December 31, 2005, the net loss applicable to common stockholders was $1,187,000, or $.05 per share, as compared to $1,663,000 or $.08 per share, for the same period in 2004. For the year ended December 31, 2005, the net loss applicable to common stockholders was $5,743,000, or $.26 per share, as compared to $5,774,000, or $.34 per share, in 2004. The Company ended the year with a total of $4,017,000 in cash and short term investments. On March 7, 2006, the Company completed an equity financing that raised $1.6 million. The Company expects that its cash on hand at December 31, 2005, combined with proceeds from the financing completed in March 2006, will be sufficient to fund operations through at least January 2007.

Recent Product Highlights:

Continuous Transdermal Glucose Monitoring System
•	Optimizing performance of telemetry-based glucose flux biosensor and wireless meter.
•	Designed clinical protocols for hospital intensive care unit (ICU) product; human trials to commence in April 2006.
•	Developing portable, low cost 3rd Generation SonoPrep® skin permeation device for diabetes home testing market.
•	Achieved ISO 13485 Quality Management System certification for SonoPrep.

SonoPrep and Procedure Tray for Topical Lidocaine
•	Developed low cost topical lidocaine gel for use with SonoPrep procedure tray.
•	Introduced Generation 1.75 SonoPrep skin permeation device.
•	Completed 2nd Generation SonoPrep device; commercial launch scheduled for April 2006.

Other SonoPrep Product Applications
•	Formed research alliance with HortResearch for evaluating SonoPrep in sports performance monitoring applications.
•	Awarded research grant from U.S Army for SonoPrep enabled transdermal delivery of dengue vaccine.

“We have focused a majority of our resources on optimizing the performance of our continuous transdermal glucose monitor for the hospital ICU market,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. “The first fully functional transdermal glucose monitors have been built and are functioning as anticipated in in-house clinical tests that will lead extensive clinical testing in the coming months. We have designed human clinical trials and obtained IRB approvals and expect clinical trials to commence during the second quarter of 2006. Intensive insulin therapy and frequent blood glucose testing to maintain tight glycemic control is one of the most exciting new trends in critical care medicine. The enormous clinical benefits include reducing mortality and severe complications by up to 50%. These benefits, combined with significant cost savings that come from reduced length of stay and less intervention, are expected to create a new market for critical care continuous glucose monitors that we estimate will exceed $1 billion.”

Conference Call Information

Sontra will host a live conference call and listen-only Webcast on Thursday, March 16, 2006 at 11 a.m. ET to provide a business update and discuss its fourth quarter and fiscal year 2005 financial results.

To participate in the conference call, please dial: 1-973-409-9259.

A listen-only Webcast and replay of the conference call are available at www.sontra.com

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology combined with technical competencies in transdermal drug formulation, delivery systems and biosensors is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology is being developed for several billion dollar market opportunities, including continuous glucose monitoring and the transdermal delivery of large molecule drugs and vaccines. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

Investor Relations Contact:
Sean Moran, Sontra Medical CFO
508-530-0334

© 2006 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected technological advances and availability of the second-generation SonoPrep device, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, Sontra’s expected ability to develop, market and sell products based on its technology, including a continuous transdermal glucose monitor for the hospital ICU market; the expected market opportunities, distribution and market acceptance of the SonoPrep device and technology, the expected size of the market for the continuous transdermal glucose monitor for the hospital ICU; and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: our technology is new and we may experience adverse results in research and development efforts, product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; markets for our products may develop slower than expected, or not at all; our sales cycle is lengthy and we are still developing sales and marketing strategies which may or may not prove effective; the SonoPrep device may not prove effective in connection with diagnostics, vaccine delivery, glucose monitoring and/or transdermal drug delivery; we may experience difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts or difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries or commercial limitations imposed by patents owned or controlled by third parties would have an adverse effect on us; we depend upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; and we require substantial additional funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Annual Report on Form 10-KSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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SONTRA MEDICAL CORPORATION
Consolidated Statements of Loss

	For the Years Ended		For the Three Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue:
Product revenue	$170,660	$33,565	$1,642	$18,811
Licensing revenue	5,000	-	5,000	-
Total revenue	175,660	33,565	6,642	18,811

Cost of product revenue	251,482	16,680	5,414	10,356
Gross (loss) profit	(75,822)	16,885	1,228	8,455

Operating Expenses:
Research and development	3,794,888	3,039,450	851,067	974,665
Selling, general and administrative	2,055,833	2,423,806	374,492	731,845
Total operating expenses	5,850,721	5,463,256	1,225,559	1,706,510

Loss from operations	(5,926,543)	(5,446,371)	(1,224,331)	(1,698,055)

Other income (expense), net
Interest income	207,699	86,189	44,548	36,929
Interest expense	(18,292)	-	(5,483)	-
Other income, net	189,407	86,189	39,065	36,929

Net loss	(5,737,136)	(5,360,182)	(1,185,266)	(1,661,126)
Accretion of dividend and beneficial conversion feature
on Series A Convertible Preferred Stock	(5,867)	(413,901)	(1,478)	(1,449)
Net loss applicable to common shareholders	$(5,743,003)	$(5,774,083)	$(1,186,744)	$(1,662,575)

Net loss per common share, basic and diluted	$(0.26)	$(0.34)	$(0.05)	$(0.08)

Basic and diluted weighted average common shares outstanding	22,205,025	16,763,798	22,260,449	19,840,477

SONTRA MEDICAL CORPORATION
Consolidated Balance Sheets

	As of December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$1,016,792	$2,565,244
Short term investments	3,000,000	6,950,000
Accounts receivable	1,129	16,821
Legal settlement receivable	-	250,000
Inventory, net of reserve for obsolescence	31,250	152,642
Prepaid expenses and other current assets	65,468	69,492
Total current assets	4,114,639	10,004,199

Property and Equipment, at cost:
Computer equipment	241,324	206,970
Office and laboratory equipment	593,576	492,377
Furniture and fixtures	14,288	14,288
Manufacturing equipment	224,888	182,210
Leasehold improvements	177,768	174,698
	1,251,844	1,070,543
Less-accumulated depreciation and amortization	(894,658)	(655,242)
Net property and equipment	357,186	415,301

Other Assets:
Restricted cash	29,248	38,997
Deposits and other assets	207,012	2,000
Total other assets	236,260	40,997

Total assets	$4,708,085	$10,460,497

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$210,208	$358,530
Deferred revenue	45,000	-
Current portion of note payable	53,653	-
Accrued expenses	416,936	759,051
Total current liabilities	725,797	1,117,581

Note Payable, net of current portion	149,043	-

Commitments

Stockholders' Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at December 31, 2005 and 2004
(preference in liquidation of $76,291)	76,291	76,291
Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding
22,261,830 shares at December 31, 2005 and 21,935,732 shares at December 31, 2004	222,618	219,358
Additional paid-in capital	32,658,192	32,674,740
Deferred stock-based compensation	(4,159)	(244,912)
Accumulated deficit	(29,119,697)	(23,382,561)
Total stockholders' equity	3,833,245	9,342,916

Total liabilities and stockholders' equity	$4,708,085	$10,460,497